EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Select Medical Corporation Second Amended And Restated 1997 Stock Option Plan, of our report dated February 15, 2001 relating to the financial statements and financial statement schedule, which appears in Select Medical Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania
August 8, 2002